Exhibit 99.1

PhenixFIN Corporation Announces Second Quarter 2026 Financial Results

New York, NY, May 5, 2026 -- PhenixFIN Corporation (NASDAQ: PFX, PFXNZ) (the “Company”), a publicly traded business development company, today announced its financial results for the second fiscal quarter of 2026.

Highlights

●	Second quarter total investment income of $5.2 million; net investment income of $0.7 million

●	Net asset value (NAV) of $153.8 million, or $79.56 per share as of March 31, 2026

●	Weighted average yield was 13.1% on debt and other income producing investments

●	Effective May 5, 2026, the Board declared a special dividend of $0.07 per share to be paid on May 28, 2026, to stockholders of record as of May 18, 2026

David Lorber, Chief Executive Officer of the Company, stated:

“While volatility and uncertainty are elevated in the markets, specifically in private credit, we continue to underwrite with a disciplined approach and engage in active portfolio management. Our overall portfolio was stable throughout the quarter. Our investment strategy is generally focused on asset-oriented industries. In addition, during the quarter we returned capital to our shareholders through our share buyback program, having repurchased 66,396 shares or 3.3% of our shares outstanding.”

Selected Second Quarter 2026 Financial Results for the Quarter Ended March 31, 2026:

Total investment income was $5.2 million of which $5.0 million was attributable to portfolio interest and dividend income and $0.2 million was attributable to fee and other income.

Total net expenses were $4.5 million and total net investment income was $0.7 million.

The Company recorded a net realized loss of $1.1 million and net unrealized gain of $1.7 million.

Portfolio and Investment Activities for the Quarter Ended March 31, 2026:

The fair value of the Company’s investment portfolio totaled $295.8 million and consisted of 32 portfolio companies.

The Company had 1 portfolio company investment on non-accrual status with a fair market value of $0.0 million.

Liquidity and Capital Resources

At March 31, 2026, the Company had $3.1 million in cash and cash equivalents, $57.5 million in aggregate principal amount of its 5.25% unsecured notes due 2028 and $90.0 million outstanding under the Credit Facility.

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, increase investment activity, increase net investment income, implement its investment strategy and achieve its investment objective, source and capitalize on investment opportunities, grow its net asset value and perform well in the prevailing market environment, the ability of our portfolio companies to perform well and generate income and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	March 31, 2026 (Unaudited)	September 30, 2025
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $128,237,811 and $139,342,491, respectively)	$130,033,295	$145,280,169
Affiliated investments (amortized cost of $37,828,011 and $35,390,223, respectively)	36,776,004	35,381,405
Controlled investments (amortized cost of $157,346,334 and $149,656,451, respectively)	129,001,392	121,610,914
Total Investments at fair value	295,810,691	302,272,488
Cash and cash equivalents	3,074,794	7,289,371
Receivables:
Interest receivable	1,303,922	1,203,404
Other receivable	-	44,971
Dividends receivable	64,800	42,950
Other assets	2,537,376	2,746,775
Deferred tax asset, net	727,925	1,234,847
Deferred financing costs	1,232,943	1,384,767
Due from Affiliate	275,173	572,331
Prepaid share repurchase	115,969	96,342
Receivable for investments sold	431,184	21,549
Total Assets	$305,574,777	$316,909,795

Liabilities:
Credit facility and notes payable (net of debt issuance costs of $864,414 and $1,141,393, respectively)	$146,627,205	$148,011,724
Accounts payable and accrued expenses	1,329,714	4,226,889
Other liabilities	2,499,673	2,439,405
Interest and fees payable	1,131,408	1,187,574
Taxes payable	48,137	137,538
Due to Affiliate	126,936	132,365
Total Liabilities	151,763,073	156,135,495

Commitments and Contingencies (see Note 8)

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued;
1,933,238 and 2,003,769 common shares outstanding, respectively	1,933	2,004
Capital in excess of par value	701,315,531	704,640,648
Total distributable earnings (loss)	(547,505,760)	(543,868,352)
Total Net Assets	153,811,704	160,774,300
Total Liabilities and Net Assets	$305,574,777	$316,909,795

Net Asset Value Per Common Share	$79.56	$80.24

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2026	2025	2026	2025
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$2,242,062	$2,957,380	$4,800,297	$5,950,065
Payment in-kind	250,799	263,784	278,191	618,465
Affiliated investments:
Cash	670,874	-	1,302,466	-
Payment in-kind	242,930	-	449,921	-
Controlled investments:
Cash	725,479	626,790	1,171,163	1,214,985
Payment in-kind	-	-	-	-
Total interest income	4,132,144	3,847,954	8,002,038	7,783,515
Dividend income
Non-controlled, non-affiliated investments	428,380	378,232	1,224,247	974,530
Affiliated investments	268,540	111,736	268,540	254,231
Controlled investments	156,084	1,580,616	1,907,359	2,979,966
Total dividend income	853,004	2,070,584	3,400,146	4,208,727
Interest from cash and cash equivalents	48,871	45,812	104,237	104,753
Fee income (see Note 9)	164,374	29,673	352,207	40,737
Other income	-	25,000	-	97,774
Total Investment Income	5,198,393	6,019,023	11,858,628	12,235,506

Expenses:
Interest and financing expenses	2,308,578	2,578,963	4,740,913	5,124,774
Salaries and benefits	1,016,836	1,185,054	1,986,009	2,213,671
Professional fees, net	410,332	577,965	800,272	995,978
General and administrative expenses	362,493	307,739	722,978	529,532
Directors fees	169,428	204,000	373,428	408,000
Administrator expenses (see Note 6)	109,223	112,829	211,284	197,184
Insurance expenses	73,990	86,498	149,624	174,919
Total expenses	4,450,880	5,053,048	8,984,508	9,644,058
Net Investment Income	747,513	965,975	2,874,120	2,591,448

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	(1,120,698)	(1,065,013)	(428,478)	103,657
Affiliated investments	2,112	-	3,496	-
Controlled investments	-	-	-	-
Total net realized gains (losses)	(1,118,586)	(1,065,013)	(424,982)	103,657
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	587,985	1,183,172	(4,142,194)	1,991,710
Affiliated investments	(704,662)	(92,367)	(1,043,189)	(981,553)
Controlled investments	1,786,533	(1,558,264)	(299,405)	(1,807,602)
Total net change in unrealized gains (losses)	1,669,856	(467,459)	(5,484,788)	(797,445)
Deferred tax benefit (expense)	(166,015)	(329,636)	(589,444)	(329,636)
Loss on Extinguishment of Debt (see Note 5)	-	-	(12,314)	-
Total realized and unrealized gains (losses)	385,255	(1,862,108)	(6,511,528)	(1,023,424)
Net Increase (Decrease) in Net Assets Resulting from Operations	$1,132,768	$(896,133)	$(3,637,408)	$1,568,024
Weighted average basic and diluted earnings per common share	$0.57	$(0.44)	$(1.83)	$0.78
Weighted average common shares outstanding - basic and diluted (see Note 11)	1,972,943	2,019,778	1,987,363	2,019,778

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